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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Velocity Express Corporation, formerly known as United Shipping & Technology, Inc., on Form S-3 of our report dated April 13, 1999 with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report on Form 10-KSB, and as amended, for the year ended June 30, 2001, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.


/s/ Lurie Besikof Lapidus & Company, LLP
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Lurie Besikof Lapidus & Company, LLP


Minneapolis, Minnesota
May 15, 2002